                                                                EXHIBIT 99-9(c)

SAMPLE NON-BANK CONTRACT
------------------------
EXTERNAL FEE
Last Revised:  05/29/85

(DATE)                                                Mailed to Client:
                                                      Effective Date:
(NAME AND ADDRESS OF CLIENT)

Attention:  (PERSON TO WHOM SENT)

     Re:  Asset Management Services Agreement

Gentlemen:

Frank Russell Investment Management Company ("Management Company") is registered as an investment adviser under the Investment Advisers Act of 1940. Management Company is a wholly-owned subsidiary of Frank Russell Company, which has been primarily engaged, since 1970, in providing asset management consulting services to large institutional investment accounts.

Management Company serves as the manager of Frank Russell Investment Company ("Investment Company"), and is primarily engaged in the business of providing asset management consulting services which include: assisting a client in defining its investment objectives ("objective setting"); selecting categories of assets to meet those objectives ("asset allocation services"); and, conducting extensive quantitative and qualitative research of domestic and international money managers, and recommending discretionary money managers to invest the categories of assets in accordance with the general objectives and more refined techniques and strategies implemented by Management Company ("manager research and selection"). Through a consulting relationship Management Company has access to Frank Russell Company's research facilities.

Investment Company is an open-end management company registered under the Investment Company Act of 1940 ("Investment Company Act"). Investment Company has registered its shares under the Securities Act of 1933 ("Securities Act") and currently offers shares of fifteen separate series ("Funds"), each with its own investment objectives and strategies. Investment Company is a means for the investment of assets on a commingled basis where the Management Company's "multi-style, multi-manager diversification" investment services are appropriate. Shares of the Funds are offered only to individuals and institutions accepted as clients by Management Company.

(NAME OF CLIENT) desires to utilize Management Company's objective setting and asset allocation services, and to have access to a means to invest assets of (NAME OF FUND OR ACCOUNT TO BE INVESTED: GENERAL DESCRIPTION OF NATURE OF THE ACCOUNT) using multi-style, multi-manager diversification. Management Company is willing to provide its objective setting and asset allocation services, and to provide a means to use multi-style, multi-manager diversification services through investment in shares of the Funds.

Therefore, Management Company and (NAME OF CLIENT) agree as follows:

1. SERVICES PROVIDED BY THE COMPANY. Management Company will provide the following asset management services to you:

     A. Initially, personnel from Management Company will meet as necessary with your personnel for the principal purposes of providing objective setting and asset allocation services including (i) reviewing the current and anticipated assets available for investment and the financial requirements of and other information relevant to setting investment objectives; and (ii) assisting you in defining investment objectives; and (iii) developing an investment program utilizing the Funds as investment vehicles to seek to achieve the investment objectives.

     B. Thereafter, personnel from Management Company will conduct not less than (NUMBER OF MEETINGS) meetings per year at your principal office to review the investment programs which Management Company has implemented for Investment Company and the investment results of Investment Company and your account, and to provide such other assistance with respect to the investment of the assets you shall reasonably request.

2. AVAILABILITY OF INVESTMENT COMPANY SHARES. When you have determined that shares of one or more of the Funds are suitable for acquisition, Management Company shall cause Investment Company to sell shares of the Fund(s) to you on the terms and subject to the conditions and restrictions set forth in the Investment Company's prospectus effective at the time of purchase.

3.   REPORTS.

     A. As a shareholder of Investment Company, you will receive semi-annual reports showing each Fund's financial condition, investment portfolio and investment performance as of the end of the period. The annual financial statements will be audited by independent public accountants.

     B. Management Company will also provide you with such other reports and analyses concerning the investment performance of (NAME OF FUND OR ACCOUNT TO BE INVESTED) as you shall reasonably request.

4. FEES TO MANAGEMENT COMPANY. For the services provided by Management Company, you agree to pay to Management Company, within 30 days after the end of each calendar quarter a quarterly fee equal to the sum of the amounts computed by applying the following quarterly percentage rates to the average assets of (NAME THE FUND OR ACCOUNT) invested in shares of the Investment Company's Funds:

     Annualized Rate    Quarterly Rate           Funds
     ---------------    --------------           -----
          0.50%           0.125  %             Money Market
          1.00%           0.25   %      Equity I, Equity III, Fixed
                                        Income I and Fixed Income II
          1.15%           0.2875%       Equity II and International

     "Average Assets" shall be determined by computing the average of the following four sums: the value of your assets invested in each of the Funds on the last business day of each of the three months comprising the calendar quarter and on the last business day of the preceding calendar quarter.

     In the event of a redemption during a calendar quarter of Investment Company shares representing substantially all of your assets, the quarterly fee, pro-rated to the date of redemption, shall become payable immediately to Management Company. When determining the pro-rated fee: "Average assets" shall be determined by computing the average of the following sums: the value of your assets invested in each of the Funds on the last business day of the preceding calendar quarter, and on the business day immediately prior to the redemption date; and the fee rate shall be determined by multiplying the quarterly fee rate times the ratio of the number of days in the quarter prior to the redemption to the number of days in the quarter.

     You hereby appoint Management Company as your agent and irrevocably authorize Management Company to redeem at the then current net asset value a sufficient number of shares of Investment Company and to retain the proceeds of such redemption to pay fees owed to Management Company if you have not paid said fees at the times set forth above; provided, however, that Management Company shall give you three days' written notice of its intention to do so.

5. ASSIGNMENT. No assignment of this Agreement shall be made by either party hereto, and Management Company shall not make an "assignment" of this Agreement as that term is defined in Section 202(a)(1) of the Investment Advisers Act of 1940, without the written consent of the other party, and this Agreement shall terminate automatically in the event that it is assigned.

6. EFFECTIVE DATE AND DURATION OF AGREEMENT. This Agreement shall become effective on the date set forth on page 1, and shall continue in effect until terminated by either party as provided in Section 7, below; provided, however, that Management Company shall have no obligation to make shares of Investment Company available to you during any period in which the Investment Company's registration statement under the Securities Act or applicable state securities registration laws is not effective.

7. TERMINATION AND AGREEMENTS UPON TERMINATION. This Agreement may be terminated by either party under the following circumstances and in the following manner:

     A. You may terminate this Agreement at any time without penalty upon written notice to Management Company. In addition, Section 22(e) of the Investment Company Act prohibits the Investment Company from suspending the right of redemption of its shares except under specified circumstances; accordingly, a complete or substantially complete redemption of shares of Investment Company held by you shall be treated as and result in your immediate termination of the Agreement.

     B. Management Company may terminate this Agreement at any time without penalty upon 30 days' written notice to you.

     C. Upon either party's termination of this Agreement pursuant to Section 7(A) and (B) above, you agree to redeem within 30 days all shares of Investment Company which you hold; and in the event you fail to do so, you hereby irrevocably appoint Management Company as your agent and authorize Management Company to effect such redemption and transmit the proceeds, less any fees which you then owe to Management Company.

8. AMENDMENT. This agreement may be amended at any time by written agreement between you and Management Company.

9. DELIVERY OF DOCUMENTS. You hereby acknowledge receipt of Investment Company's prospectus date __________, and Part II of Management Company's Form ADV as currently on file with the Securities and Exchange Commission.

10. APPLICABLE LAW. To the extent that state law shall not have been preempted by the provisions of any laws of the United States heretofore or hereinafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed, and enforced according to the laws of the State of Washington.

11. LIMITATION OF LIABILITY. The Master Trust Agreement dated July 26, 1984, as amended from time to time, establishing the Investment Company, which is hereby referred to and a copy of which is on file with the Secretary of The Commonwealth of Massachusetts, provides that the name Frank Russell Investment Company means the Trustees from time to time serving (as Trustees but not personally) under said Master Trust Agreement. It is expressly acknowledged and agreed that the obligations of the Investment Company hereunder shall not be binding upon any of the shareholders, Trustees, officers, employees or agents of the Investment Company, personally, but shall bind only the trust property of the Investment Company, as provided in its Master Trust Agreement.

FRANK RUSSELL INVESTMENT MANAGEMENT COMPANY

By:
    -------------------------------
    Don G. Powell, President

Accepted:
(NAME IN CAPS)

By:
    -------------------------------

                                                              EXHIBIT 99-9(c)

                                                 SAMPLE NON-BANK CONTRACT
                                                 INTERNAL FEE
                                                 Last Revised:  05/29/85


(Date)                                           Mailed to Client:
                                                 Effective Date:

(Name and Address of Client)

Attention:  (Person to whom sent)

Re:  Asset Management Services Agreement

Gentlemen:

Frank Russell Investment Management Company ("Management Company") is registered as an investment adviser under the Investment Advisers Act of 1940. Management Company is a wholly-owned subsidiary of Frank Russell Company, which has been primarily engaged, since 1970, in providing asset management consulting services to large institutional investment accounts.

Management Company serves as the manager of Frank Russell Investment Company ("Investment Company"), and is primarily engaged in the business of providing asset management consulting services which include: assisting a client in defining its investment objectives ("objective setting"); selecting categories of assets to meet those objectives ("asset allocation services"); and, conducting extensive quantitative and qualitative research of domestic and international money managers, and recommending discretionary money managers to invest the categories of assets in accordance with the general objectives and more refined techniques and strategies implemented by Management Company ("manager research and selection"). Through a consulting relationship Management Company has access to Frank Russell Company's research facilities.

Investment Company is an open-end management company registered under the Investment Company Act of 1940 ("Investment Company Act"). Investment Company has registered its shares under the Securities Act of 1933 ("Securities Act") and currently offers shares of fifteen separate series ("Funds"), each with its own investment objectives and strategies. Investment Company is a means for the investment of assets on a commingled basis where the Management Company's "multi-style, multi-manager diversification" investment services are appropriate. Shares of the Funds are offered only to those individuals and institutions accepted as clients by Management Company.

(NAME OF CLIENT) desires to utilize Management Company's objective setting and asset allocation services, and to have access to a means to invest assets of (NAME OF FUND OR ACCOUNT TO BE INVESTED: GENERAL DESCRIPTION OF NATURE OF THE ACCOUNT) using multi-style, multi-manager diversification. Management Company is willing to provide its objective setting and asset allocation services, and to provide a means to use multi-style, multi-manager diversification services through investment in shares of the Funds.

Therefore, Management Company and (NAME OF CLIENT) agree as follows:

1. SERVICES PROVIDED BY THE COMPANY. Management Company will provide the following asset management services to you:

     A. Initially, personnel from Management Company will meet as necessary with your personnel for the principal purposes of providing objective setting and asset allocation services including (I) reviewing the current and anticipated assets available for investment and the financial requirements of and other information relevant to setting investment objectives; and (ii) assisting you in defining investment objectives; and (iii) developing an investment program utilizing the Funds as investment vehicles to seek to achieve the investment objectives.

     B. Thereafter, personnel from Management Company will conduct not less than (NUMBER OF MEETINGS) meetings per year at your principal office to review the investment programs which Management Company has implemented for Investment Company and the investment results of Investment Company and your account, and to provide such other assistance with respect to the investment of the assets you shall reasonably request.

2. AVAILABILITY OF INVESTMENT COMPANY SHARES. When you have determined that shares of one or more of the Funds are suitable for acquisition, Management Company shall cause Investment Company to sell shares of the Fund(s) to you on the terms and subject to the conditions and restrictions set forth in the Investment Company's prospectus effective at the time of purchase.

3.   REPORTS.

     A. As a shareholder of Investment Company, you will receive semi-annual reports showing each Fund's financial condition, investment portfolio and investment performance as of the end of the period. The annual financial statements will be audited by independent public accountants.

     B. Management Company will also provide you with such other reports and analyses concerning the investment performance of (NAME OF FUND OR ACCOUNT TO BE INVESTED) as you shall reasonably request.

4. ASSIGNMENT. No assignment of this Agreement shall be made by either party hereto, and Management Company shall not make an "assignment" of this Agreement as that term is defined in Section 202(a)(1) of the Investment Advisers Act of 1940, without the written consent of the other party, and this Agreement shall terminate automatically in the event that it is assigned.

5. EFFECTIVE DATE AND DURATION OF AGREEMENT. This Agreement shall become effective on the date set forth on page 1, and shall continue in effect until terminated by either party as provided in Section 7, below; provided, however, that Management Company shall have no obligation to make shares of Investment Company available to you during any period in which the Investment Company's registration statement under the Securities Act or applicable state securities registration laws is not effective.

6. TERMINATION AND AGREEMENTS UPON TERMINATION. This Agreement may be terminated by either party under the following circumstances and in the following manner:

     You may terminate this Agreement at any time without penalty upon written notice to Management Company. In addition, Section 22(e) of the Investment Company Act prohibits the Investment Company from suspending the right of redemption of its shares except under specified circumstances; accordingly, a complete or substantially complete redemption of shares of Investment Company held by you shall be treated as and result in your immediate termination of the Agreement.

     Management Company may terminate this Agreement at any time without penalty upon 30 days' written notice to you.

7. AMENDMENT. This agreement may be amended at any time by written agreement between you and Management Company.

8. DELIVERY OF DOCUMENTS. You hereby acknowledge receipt of Investment Company's prospectus dated _________________________________ and Part II of Management Company's Form ADV as currently on file with the Securities and Exchange Commission.

9. APPLICABLE LAW. To the extent that state law shall not have been preempted by the provisions of any laws of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed, and enforced according to the laws of the State of Washington.

10. LIMITATION OF LIABILITY. The Master Trust Agreement dated July 26, 1984, as amended from time to time, establishing the Investment Company, which is hereby referred to and a copy of which is on file with the Secretary of The Commonwealth of Massachusetts, provides that the name Frank Russell Investment Company means the Trustees from time to time serving (as Trustees but not personally) under said Master Trust Agreement. It is expressly acknowledged and agreed that the obligations of the Investment Company hereunder shall not be binding upon any of the shareholders, Trustees, officers, employees or agents of the Investment Company, personally, but shall bind only the trust property of the Investment Company, as provided in its Master Trust Agreement.

                                       FRANK RUSSELL INVESTMENT
                                       MANAGEMENT COMPANY

                                       By:
                                           --------------------------------
                                                         , President

Accepted:

(NAME IN CAPS)

By:
    -------------------------------